             QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF THE BANK OF HEMET

                                     ABOUT THE

                               SHAREHOLDER DOCUMENTS

Q:   I AM A SHAREHOLDER OF THE BANK OF HEMET.  WHY MUST I COMPLETE THESE
     DOCUMENTS?

A: Pacific Community Banking Group has agreed to acquire The Bank of Hemet. You have received a joint proxy statement/prospectus that describes Pacific Community Banking Group and the acquisition. If the shareholders approve the acquisition, The Bank of Hemet needs the shareholder documents to complete the acquisition and to arrange for you to receive the cash and/or stock and warrants you will be entitled to receive.

Q: WHAT IS THE CUSTODY AGREEMENT, LETTER OF TRANSMITTAL, POWER OF ATTORNEY AND OFFER OF SALE

A: You should read the entire document. But in summary, the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale is a binding agreement by you that principally provides the following:

     - You appoint a custodian, which will hold your shares and deliver them as necessary to complete the acquisition and the public offering.

     - You provide your name, address and other necessary information to ensure that you receive the cash or stock to which you are entitled, and you state a preference to receive a greater amount of cash or of stock after the close of the acquisition and the public offering. You also promise that you own your shares and have the power to sell them.


     - You give a special power of attorney to two individuals, referred to as the "Attorneys-in-Fact," who will take limited legal actions on your behalf to establish the final price of your Pacific Community Banking Group stock and sell some or all of that stock to the underwriters.

     - You offer the shares of Pacific Community Banking Group common stock you will receive in the acquisition to the underwriters. The underwriters will be able to purchase some or all of the shares for resale at a price to the public of at least $15 per share.

Q:   WHO IS THE CUSTODIAN AND WHAT WILL THE CUSTODIAN DO?

A: U.S. Stock Transfer Company will be the custodian. You should send your certificates to the custodian now, along with the selling shareholder documents. Or you may surrender the certificates and present the selling shareholder documents at a branch of The Bank of Hemet. If the acquisition closes, the custodian will surrender the certificates for your shares of The Bank of Hemet common stock. In exchange for each share so surrendered you will receive 3.4 shares of Pacific Community Banking Group common stock. The custodian will keep custody of your shares of Pacific Community Banking Group for the brief period until the public offering closes, then deliver the shares you sell to the underwriter, send you the money received from the sale and send you certificates for the shares you don't sell and the warrants.

Q:   WHO ARE THE "ATTORNEYS-IN-FACT" AND WHAT POWER WILL THEY HAVE?

A: An individual that has the power to act on your behalf under the Power of Attorney is called an "Attorney-in-Fact." You will authorize any of two persons, James B. Jaqua and John J. McDonough, to act in this capacity. They will negotiate the final price to the public of the shares of Pacific Community Banking Group common stock you sell, with a minimum price of $15. They will sell your shares of Pacific Community Banking Group common stock to the underwriters on those terms. The Attorneys-in-Fact will consider the preference for cash or stock that you have stated. But they will have the discretion to designate some or all of your stock to be sold to the public, in order to meet the terms of the acquisition agreement. They can also execute any documents necessary to complete the sale, on your behalf, without further consultation with you.

Q: CAN I ELECT TO RECEIVE CASH ONLY OR PACIFIC COMMUNITY BANKING GROUP COMMON STOCK ONLY?

A: No. You will be able to indicate your preference to have cash or stock of Pacific Community Banking Group after the close of the acquisitions and the initial public offering. The Attorneys-in-Fact will consider this when determining how much of your Pacific Community Banking Group common stock to sell to the underwriters. But even if you indicate a preference for stock, it is likely that most of your shares will be sold because the acquisition agreement requires that the underwriters purchase and resell between 75% and 88% of the total shares received by shareholders of The Bank of Hemet.

Q:   WHAT OTHER KINDS OF INFORMATION WILL I NEED TO PROVIDE?

A: In addition to your name and address, you will give instructions for where the transfer agent should send the money received from the sale and any remaining shares and your warrants. If you have more than one certificate, or have a number of separate purchases on your brokerage account, you can indicate which of them you prefer to sell first, which can affect the amount of taxable capital gain you realize if you paid different amounts per share in your original purchases. You will also need to return a completed form W-9 for tax reporting purposes. Please consult your tax advisor if you have questions about the tax effects of designating particular shares for sale.

Q: WHAT IF I DON'T HAVE PHYSICAL CERTIFICATES FOR MY SHARES, BUT HOLD THEM THROUGH AN ACCOUNT AT MY BROKER?

A: If you don't have certificates, but hold your shares of The Bank of Hemet common stock "in street name," that is, through a brokerage account, you should still complete all of the enclosed shareholder documents and return them in the provided envelope. Then the surrender and exchange of certificates, and the sale of stock, will take place on your behalf. You will receive the cash proceeds from the sale of your Pacific Community Banking Group common stock. Any remaining shares of Pacific Community Banking Group Common Stock and your warrants will be recorded on your brokerage account.

Q:   WHAT IF THE ACQUISITION OR THE PUBLIC OFFERING IS NOT COMPLETED?

A: If either the acquisition or the public offering fails to take place, the custodian will return to you the certificates for the shares of The Bank of Hemet common stock you surrendered, or send you replacement certificates.

Q:   WHAT IF I LOST THE CERTIFICATES FOR MY SHARES?

A: If you have lost the certificates for your shares, please complete and return the enclosed Lost Certificate Declaration, along with the other applicable shareholder documents.

Q:   IS IT SAFE TO SEND MY CERTIFICATES BY MAIL OR BY OVERNIGHT EXPRESS?

A: Please do NOT send endorsed stock certificates by mail or by overnight express. Rather than endorsing the stock certificates, sign one of the enclosed Stock Powers for each of your certificates. Then send the certificates and the stock powers IN SEPARATE ENVELOPES.

Q:   WILL I BE RESPONSIBLE FOR ANY OF THE COSTS OF THE PUBLIC OFFERING?

A: No. You will receive the public offering price for each share that you sell in the public offering, without deduction for any costs.

[Q: WHAT IS THE DIFFERENCE BETWEEN SELLING MY SHARES IN THE PUBLIC OFFERING AND SELLING MY SHARES OF PACIFIC COMMUNITY BANKING GROUP AT A LATER DATE?

A: You will be able to freely trade any shares of Pacific Community Banking Group common stock that you retain, unless you are an "affiliate" of The Bank of Hemet. The Bank of Hemet and Pacific Community Banking Group cannot predict whether the price you would receive in such a later trade would be more or less than the public offering price. You will likely have to pay a broker's commission to make a later trade, while Pacific Community Banking Group will pay all commissions for the sale of your shares in the public offering. ]

                                    INSTRUCTIONS

                                (For completing the

 Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale)

     A. You have been sent five copies of the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (the "Agreement"). Please complete and return four copies of the Agreement and stock certificate(s) as set forth in paragraph D below. PLEASE BE SURE TO INDICATE YOUR PREFERENCE FOR CASH OR STOCK IN SECTION 4 OF THE AGREEMENT. A fully executed copy of the Agreement will be returned to you.

     B.   Complete Schedule I attached hereto.

     C. You must sign each copy of the Agreement and for each stock certificate you deposit along with this Agreement you must either (a) sign each stock certificate or (b) sign a separate stock power (stock power forms are provided with this Agreement). ALL OF YOUR SIGNATURES MUST BE MEDALLION GUARANTEED by an eligible guarantor institution, such as a bank, a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program. PLEASE SIGN THE STOCK CERTIFICATE(s) OR STOCK POWER AND THE AGREEMENT EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(s).

     D. Endorsed stock certificate(s) or stock certificate(s) with stock powers attached along with all four executed copies of the completed Agreement should be promptly returned by hand delivery [to a branch of The Bank of Hemet] or by hand delivery or certified mail appropriately insured to:

          U.S. Stock Transfer Company
          ____________________
          ____________________
          ____________________

     If sending through the mail or courier, it is recommended that you do not endorse the certificate(s), but send an executed stock power or powers in a separate envelope from the certificate(s).

     E. You may elect to retain shares of Pacific Community Banking Group common stock rather than offering to sell them to the Underwriters. Also, each shareholder may be required to retain some shares of Pacific Community Banking Group common stock to satisfy the terms of the First Restatement of the Agreement and Plan of Reorganization between The Bank of Hemet and Pacific Community Banking Group. In either case, the Custodian will cause to be delivered to you in due course, but not earlier than ten days after the closing for the purchase of firm shares by the Underwriters, a certificate for the number of shares of Pacific Community Banking Group common stock and warrants that you have received but that were not sold in the public offering.

                                                       _________________________
                                                       (Name of Shareholder)

   CUSTODY AGREEMENT, LETTER OF TRANSMITTAL, POWER OF ATTORNEY AND OFFER OF SALE

                    FOR CUSTODY AND EXCHANGE OF COMMON STOCK OF

                                 THE BANK OF HEMET

                    AND FOR CUSTODY AND SALE OF COMMON STOCK OF

                          PACIFIC COMMUNITY BANKING GROUP

James B. Jaqua
John J. McDonough
    As Attorneys-in-Fact

c/o The Bank of Hemet
 [address]



U.S. Stock Transfer Company
    As Custodian
[Address of U.S. Stock Transfer Company]


Sutro & Co. Incorporated
As Representative of the several Underwriters
c/o Sutro & Co. Incorporated
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California  90025



Ladies and Gentlemen:

     The undersigned (the "Shareholder") is a shareholder of The Bank of Hemet ("The Bank of Hemet"), a California corporation. Pacific Community Banking Group, a California corporation, and The Bank of Hemet have signed a First Restatement of Agreement and Plan of Reorganization (as amended, the "Acquisition Agreement") providing for the acquisition of The Bank of Hemet by Pacific Community Banking Group. If the acquisition is completed, the Shareholder's shares of The Bank of Hemet will automatically convert into a right to receive shares of Pacific Community Banking Group. Pacific Community Banking Group and the

Shareholder proposes to sell some or all of the shares of Pacific Community Banking Group common stock received by the Shareholder to underwriters (the "Underwriters") for whom Sutro & Co. Incorporated will act as representative (the "Representative" ), for distribution under a Registration Statement on Form S-1 (the "Registration Statement") to the public at a price and on terms to be hereafter determined. It is understood that at this time there is no commitment on the part of the Underwriters to purchase any shares of Pacific Community Banking Group common stock and no assurance that an offering of Pacific Community Banking Group common stock will take place. The shares of Pacific Community Banking Group common stock received by the Shareholder in exchange for shares of The Bank of Hemet common stock, all of which the Shareholder will hereby offer to sell to the Underwriters, are referred to herein as the "Shares."

     1.   APPOINTMENT AND POWERS OF ATTORNEYS-IN-FACT.

          A. The Shareholder irrevocably constitutes and appoints James B. Jaqua and John J. McDonough (the "Attorneys-in-Fact"), and each of them, its agent and attorney-in-fact, with full power of substitution, with respect to all matters arising in connection with the public offering and sale of the Shares, including, but not limited to, the power and authority on behalf of the Shareholder to do or cause to be done any of the following things:

               (i) to instruct the Custodian (as defined below) to surrender certificates for all of the Shareholders' shares of common stock of The Bank of Hemet in exchange for shares of Pacific Community Banking Group as provided in the Acquisition Agreement;

               (ii) to negotiate, determine and agree upon (a) the price at which the Shares will be initially offered to the public by the Underwriters, provided that the price shall not be less than $15 per share, and (b) the price at which the Shares will be sold to the Underwriters;

               (iii) to allocate the number of shares of Pacific Community
                     Banking Group common stock owned by the Shareholder that shall be sold to the Underwriters and the number of shares of Pacific Community Banking Group common stock that shall be retained by the Shareholder, in satisfaction of the terms of the Acquisition Agreement. Notwithstanding the statement of preference made by the Shareholder herein, the Attorneys-in-Fact are authorized, in their sole discretion, to sell up to the total number of shares of Pacific Community Banking Stock owned by the Shareholder.

               (iv) to sell, assign, transfer and deliver the Shares to the Underwriters and deliver to the Underwriters certificates for the Shares so sold;

               (v) take any and all steps deemed necessary or desirable by the Attorneys-in-Fact in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act" ), the Securities Exchange Act of 1934, as amended, and under the securities or "blue sky" laws of various states and jurisdictions, including, without limitation, the giving or making of such undertakings, representations and agreements and the taking of such other steps as the Attorneys-in-Fact may deem necessary or advisable;

               (vi) instruct Pacific Community Banking Group and the Custodian (as hereinafter defined) on all matters pertaining to the sale of the Shares and delivery of certificates therefor; and

               (vii) otherwise take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Attorneys-in-Fact in their discretion, including the execution and delivery of any documents, and generally act for and in the name of the Shareholder with respect to the sale of the Shares to the Underwriters and the reoffering of the Shares by the Underwriters as fully as could the Shareholder if then personally present and acting.

          B. Each Attorney-in-Fact may act alone in exercising the rights and powers conferred on the Attorneys-in-Fact by this Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (this "Agreement"), and the act of any Attorney-in-Fact shall be the act of the Attorneys-in-Fact. Each Attorney-in-Fact is hereby empowered to determine, in his sole and absolute discretion, the time or times when, the purposes for which, and the manner in which, any power herein conferred upon the Attorneys-in-Fact shall be exercised.

          C. The Custodian, the Representatives, Pacific Community Banking Group and all other persons dealing with the Attorneys-in-Fact as such may rely and act upon any writing believed in good faith to be signed by one or more of the Attorneys-in-Fact.

          D. The Attorneys-in-Fact shall not receive any compensation from the Shareholder for their services rendered hereunder.

     2.   APPOINTMENT OF CUSTODIAN; DEPOSIT OF SHARES.

          A. In connection with and to facilitate the exchange of shares of The Bank of Hemet common stock and the sale of the Shares to the Underwriters, the Shareholder hereby appoints U.S. Stock Transfer Company as custodian (the "Custodian") and herewith deposits with the Custodian one or more certificates for The Bank of Hemet common stock which represent the total number of the shares of The Bank of Hemet common stock held by the Shareholder, and which number is set forth on Schedule I hereto. Each such certificate so deposited is in negotiable and proper deliverable form and either (a) has been endorsed in blank with the signature of the Shareholder thereon, medallion guaranteed by an eligible guarantor institution, such The Bank of Hemet or another bank, a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program, or (b) is accompanied by a duly executed stock power or powers in blank, bearing the signature of the Shareholder, medallion guaranteed in the same manner. The Custodian is hereby authorized and directed, subject to the instructions of the Attorneys-in- Fact, to act as follows:

               (i) to surrender the certificates for Shareholder's shares of The Bank of Hemet in exchange for certificates of Pacific Community Banking Group common stock in accordance with the Acquisition Agreement;

               (ii) to hold in custody the certificate or certificates deposited herewith and any other certificates or instruments exchanged therefor;

               (iii) to deliver or to authorize Pacific Community Banking
                     Group's transfer agent to deliver the certificates of Pacific Community Banking Group common stock received in exchange for the certificates deposited herewith (or replacement certificate(s) for the Shares) to or at the direction of the Attorneys-in-Fact; and

               (iv) to return or cause Pacific Community Banking Group's transfer agent to return to the Shareholder cash in lieu of fractional shares and in new certificate(s) for the shares of Pacific Community Banking Group common stock and warrants that are received in exchange for any certificate deposited hereunder but that are not sold to the Underwriters.

          B. Until the shares of The Bank of Hemet common stock deposited hereunder have been exchanged for Pacific Community Banking Group common stock, the Shareholder shall retain all rights of ownership with respect to the shares of The Bank of Hemet common stock deposited hereunder, including the right to vote and to receive all dividends and payments thereon, except the right to retain custody of or dispose of such Shares, which right is subject to this Agreement. Until the Shares have been delivered to the Underwriters against payment therefor, the Shareholder shall retain all rights of ownership with respect to the Shares, including the right to vote and to receive all dividends and payment thereon, except the right to retain custody of or dispose of such Shares, which right is subject to this Agreement.

     3. IRREVOCABLE OFFER TO SELL SHARES OF PACIFIC COMMUNITY BANKING GROUP COMMON STOCK.

          The Shareholder offers for sale to the Underwriters any and all shares of Pacific Community Banking Group common stock received in exchange for the shares of The Bank of Hemet common stock transmitted herewith. This offer is made without conditions, except as provided in this Agreement, and may be accepted and executed without prior notice to the Shareholder. The Shareholder may not revoke this offer; however, this offer will expire if not accepted in whole or in part by the Underwriter on or before July 28, 1999.

   4. PREFERENCE TO RECEIVE CASH OR SHARES OF PACIFIC COMMUNITY BANKING GROUP COMMON STOCK

          The Shareholder hereby instructs the Attorney-in-Fact that the shareholder prefers to receive consideration for the surrendered shares of The Bank of Hemet common stock as follows. The Shareholder acknowledges that this preference is subject to the power of the Attorney-in-Fact to allocate the number of Shareholders' shares sold to the Underwriters to satisfy the terms of the Acquisition Agreement, in the sole discretion of the Attorney-in-Fact.

     CHECK THE BOX BELOW THAT APPLIES.

      { A. I prefer to sell all of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition.

      { B. I prefer to retain all of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition.

      { C. I prefer to sell ___% of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition. IF YOU CHECK THIS BOX, PLEASE FILL IN THE PERCENTAGE; OTHERWISE, WE WILL CONSIDER YOU TO HAVE MADE NO ELECTION.


     5.   SALE OF SHARES; REMITTING NET PROCEEDS.

     The Attorneys-in-Fact are hereby authorized and directed to deliver or cause the Custodian or Pacific Community Banking Group's transfer agent to deliver certificates for the Shares to the Representatives, against delivery to the Attorneys-in-Fact, for the account of the Shareholder, of the purchase price of the Shares. The Attorneys-in-Fact are authorized, on behalf of the Shareholder, to accept and acknowledge receipt of the payment of the purchase price for the Shares and shall promptly deposit such proceeds with the Custodian. The Custodian shall promptly remit to the Shareholder his or her share of the proceeds.

     6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The Shareholder represents and warrants to, and agrees with, Pacific Community Banking Group, the Attorneys-in-Fact, the Custodian and the Underwriters as follows:

          A. The Shareholder has full legal right, power and authority to enter into and perform this Agreement. If the Shareholder is acting as a fiduciary, officer, partner or agent, the Shareholder is enclosing with this Agreement certified copies of the appropriate instruments pursuant to which the Shareholder is authorized to act hereunder. If the Shareholder is an individual and is married, and the spouse is not named as an owner on the stock certificate, the Shareholder is enclosing with this Agreement a duly completed and executed consent of his or her spouse, in the form attached to this Agreement as Annex A.

          B. The Shareholder is not directly or indirectly an affiliate of or associated with any member of the National Association of Securities Dealers, Inc.

          C. The Shareholder agrees to deliver to the Attorneys-in-Fact such documentation as the Attorneys-in-Fact, The Bank of Hemet, Pacific Community Banking Group or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions hereof, in form and substance satisfactory in all respects to the Attorneys-in-Fact.

          D. The foregoing representations, warranties and agreements are made for the benefit of, and may be relied upon by, the Attorneys-in-Fact, The Bank of Hemet, Pacific Community Banking Group, the Custodian, the Underwriters and their respective representatives, agents and counsel.

     7.   IRREVOCABILITY OF INSTRUMENTS; TERMINATION OF THIS AGREEMENT.

          A. This Agreement, the deposit of The Bank of Hemet common stock pursuant hereto and all authority hereby conferred, is granted, made and conferred subject to and in consideration of (a) the interests of the Attorneys-in-Fact, the Underwriters, The Bank of Hemet and Pacific Community Banking Group in and for the purpose of completing the transactions contemplated hereunder and by the Acquisition Agreement and the Underwriting Agreement between Pacific Community Banking Group, certain other selling shareholders and the Underwriters, and (b) the completion of the registration of Pacific Community Banking Group common stock pursuant to the Registration Statement and the other acts of the above-mentioned parties from the date hereof to and including the time the Shares are purchased by the Underwriters, and the Attorneys-in-Fact are hereby further vested with an estate, right, title and interest in and to the Shares deposited herewith for the purpose of irrevocably empowering and securing to them authority sufficient to consummate said transactions. Accordingly, this Agreement and the offer of the Shares made herein shall be irrevocable prior to July 28, 1999, and shall remain in full force and effect until that date. The Shareholder further agrees that this Agreement shall not be terminated by operation of law or upon the occurrence of any event whatsoever, including the death, disability or incompetence of the Shareholder or, if the Shareholder is not a natural person, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of the Shareholder. If any event referred to in the preceding sentence shall occur, whether with or without notice thereof to the Attorneys-in-Fact, any of the Underwriters or any other person, the Attorneys-in-Fact shall nevertheless be authorized and empowered to deliver and deal with the Shares deposited under the Agreement by the Shareholder in accordance with the terms and provisions of this Agreement as if such event had not occurred.

          B. If the transactions contemplated in the Acquisition Agreement are not completed by July 28, 1999, this Agreement shall terminate (without affecting any lawful action of the Attorneys-in-Fact or the Custodian prior to such termination), and the Attorneys-in-Fact shall cause the Custodian to return to the Shareholder all certificates for The Bank of Hemet common stock deposited hereunder.

     8. LIABILITY AND INDEMNIFICATION OF THE ATTORNEYS-IN-FACT AND CUSTODIAN. The Attorneys-in-Fact and the Custodian assume no responsibility or liability to the Shareholder or to any other person, other than to deal with The Bank of Hemet common stock deposited hereunder, the Pacific Community Banking Group common stock exchanged therefor, the proceeds from the sale of the Shares and any other shares of Pacific Community Banking Group common stock deposited with the Custodian pursuant to the terms of this Agreement in accordance with the provisions hereof. The Shareholder hereby agrees to indemnify and hold harmless the Attorneys-in-Fact and the Custodian, and their respective officers, agents, successors, assigns and personal representatives with respect to any act or omission of or by any of them in good faith in connection with any and all matters contemplated by this Agreement or the Underwriting Agreement.

     9.   INTERPRETATION.

          A. The representations, warranties and agreements of the Shareholder contained herein shall survive the sale and delivery of the Shares and the termination of this Agreement.

          B. The validity, enforceability, interpretation and construction of this Agreement shall be determined in accordance with the laws of the State of California applicable to contracts made and to be performed within the State of California, and this Agreement shall inure to the benefit of, and be binding upon, the Shareholder and the Shareholder's heirs, executors, administrators, successors and assigns, as the case may be.

          C. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          D. The use of the masculine gender in this Agreement includes the feminine and neuter, and the use of the singular includes the plural, wherever appropriate.

                        THE NEXT PAGE IS THE SIGNATURE PAGE.

IN WITNESS WHEREOF, the undersigned has executed this Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale this ___ day of _________, 1999.

Signature of Shareholder           _______________________________

Medallion Guaranteed by:

                                   _______________________________

                                   (Please sign exactly as your name appears on your stock certificate(s).)*

                                   Name and address to which
                                   notices, funds and stock
                                   certificates shall be sent.

                                   ______________________________
                                   (NAME)

                                   ______________________________
                                   (STREET)

                                   ______________________________
                                   (CITY)            (STATE)  (ZIP)



                                   Name and address to which
                                   notices, funds and stock
                                   certificates shall be sent.

                                   ______________________________
                                   (NAME)

                                   ______________________________
                                   (STREET)

                                   ______________________________
                                   (CITY)            (STATE)  (ZIP)


* The signature MUST BE MEDALLION GUARANTEED by an eligible guarantor institution, such as a bank, or a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program.


ACCEPTED by the Attorneys-in-Fact  ACCEPTED by the Custodian as of the
as of the date above set forth:    of the date above set forth:

[ATTORNEY IN FACT]                 [CUSTODIAN]

     _________________________     By:    _______________________________

                                   Name:  _______________________________

                                   Its:   _______________________________


[ATTORNEY IN FACT]                 ACCEPTED by the Custodian as of the
                                   of the date above set forth:
     _________________________
                                   [CUSTODIAN]
[ATTORNEY IN FACT]
                                   By:    _______________________________
     _________________________
                                   Name:  _______________________________

                                   Its:   _______________________________

SEE THE ATTACHED INSTRUCTIONS

                                     SCHEDULE I


                    Certificate(s) for Shares of Common Stock of


                                 THE BANK OF HEMET


                                  deposited under


Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale


     [PROVISION FOR STREET NAME ]



      Certificate
       Number                      Number of Shares of
       (or purchase                  The Bank of Hemet Common Stock
       date if held in               Represented by Certificate
       street name)                  (or purchase date)
     -----------------              -------------------
     ___________ . . . . . . . . ._____________________

     ___________ . . . . . . . . ._____________________

     ___________ . . . . . . . . ._____________________

     ___________ . . . . . . . . ._____________________

     ___________ . . . . . . . . ._____________________

     ___________ . . . . . . . . ._____________________

                              Total Shares:       _____________________


     The underwriters may not sell all of the Pacific Community Banking Group common stock received in exchange for your shares listed above. If you wish to do so for income tax purposes, please give the order in which you would like your shares sold, listing by the date of purchase, in order from those you want the underwriters to sell first to those you want sold last.

     1.__________________  2.__________________  3.__________________
     4.__________________  5.__________________  6.__________________
     7.__________________  8.__________________  9.__________________
     10.__________________

                                      ANNEX A

     INSTRUCTION: See Section 6, paragraph A, of the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale.


                                 CONSENT OF SPOUSE

     I am the spouse of _________________. On behalf of myself, my heirs, legatees, and assigns, I hereby join in and consent to the terms of the foregoing Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (the "Agreement"), and I agree to the sale of the shares of common stock of Pacific Community Banking Group, Inc., a California corporation, to be received in exchange for the shares of common stock of The Bank of Hemet registered in the name of my spouse or otherwise registered, which my spouse has offered to sell in the Agreement.

     Dated:_________________, 1999


                                        __________________________________
                                                      (Signature of Spouse)

                                    STOCK POWER


     FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto _____________________, _______________ shares of the Common
Stock of The Bank of Hemet, and does hereby irrevocably constitute and appoint
______________________________________________________________________________
attorney to transfer such shares on the books of The Bank of Hemet with full power of substitution in the premises.



Dated: ______________, 1999



                                   _____________________________*


                                   _____________________________
                                   (Please sign exactly as your name appears on
                                     your stock certificate(s).)


                                   Signature medallion guaranteed by:


                                   By:  _____________________________




_______________
* The signature MUST BE MEDALLION GUARANTEED by an eligible guarantor institution, such as The Bank of Hemet, another bank, a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program.